Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 11, 2015, between Chanticleer Holdings, Inc., a Delaware corporation (the “Company”), and Carl Caserta or his designated assigns (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 (b) promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1          Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Amended and Restated Notes” shall mean one or more 9% Convertible Promissory Notes in the aggregate principal amount of $1,000,000, each in the form of Exhibit D attached hereto.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Statement” means the Closing Statement in the form on Annex A attached hereto.

“Collateral Assets” The assets, operations and locations of Townsville and Just Fresh #7.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion Price” shall have the meaning ascribed to such term in the Initial Note and Amended and Restated Notes.

“Conversion Shares” shall have the meaning ascribed in Section 2.7.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“EBITDA” For any determination period shall be the net income of the Company before reductions for income taxes, interest expense, depreciation and amortization determined in accordance with GAAP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Statements” shall mean the financial statements of the Company, which shall include balance sheet, income statement, statement of changes in financial position and cash flow statements.

“FMF” shall mean the Florida Mezzanine Fund, LLLP.

“GAAP” shall mean the United States generally accepted accounting principles.

“Initial Subscription Amount” means, as to the Purchaser, the aggregate amount of Two Hundred Thousand Dollars ($200,000) to be paid for Initial Note and Initial Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Initial Closing” shall occur on the Initial Closing Date on which the Purchaser invests $200,000 as provided in Section 2.1(a)

“Initial Closing Date” means the Trading Day on which all of the Agreement, Registration Rights Agreement, Initial Note and Initial Warrant have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Initial Subscription Amount and (ii) the Company’s obligations to deliver the Initial Note and Initial Warrant, in each case, have been satisfied or waived.

“Initial Note” shall mean a 9% Convertible Promissory Note in the principal amount of $200,000, in the form of Exhibit A attached hereto.

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“Initial Warrant” shall mean the Common Stock purchase warrants delivered to the Purchaser at the Initial Closing in accordance with Section 2.4(a)(i)(C) hereof, which Subsequent Warrants shall be exercisable immediately and have a term of exercise equal to five years, in the form of Exhibit B attached hereto.

“Just Fresh #7” The seventh Just Fresh store anticipated to be opened by the Company, located in Charlotte, North Carolina AKA Ballantyne.

“Maturity Date” the date which is two (2) years from the Closing Date.

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.11.

“Net Income” shall mean the total earnings, calculated by taking revenues and adjusting for the cost of doing business, depreciation, interest, taxes and other operating expenses.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Projected Financial Statements” shall consist of three sets of projections for a period of no less than three (3) years; first, the projected Financial Statements of the Collateral Assets; second, the projected Financial Statements of the collateral assets and the Remaining AU Assets; third, the projected Financial Statements of the Company. The projections shall represent the Company’s good faith estimate of the performance of the Collateral Assets, the remaining AU assets and the Company for the periods stated therein based upon assumptions which are believed to be in good faith and reasonable when made.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit C attached hereto.

“Registration Statement” shall have the meaning ascribed to such term in Section 2.7.

“Remaining AU Assets” the existing assets, operations and locations the four locations owned by the Company in Australia, operating under Hoot Parramatta Pty. Ltd., Hoot Penrith Pty Ltd., Hoot Campbelltown Pty. Ltd. and Hoot Surfers Paradise Pty. Ltd. and the gaming and management contracts relating thereto.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Note (including Underlying Shares issuable as payment of interest on the Note), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

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“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Documents” shall have the meaning ascribed to such term in Section 3.1(g).

“Securities” means the Initial Note, Amended and Restated Notes, Initial Warrant, Subsequent Warrant, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” shall mean the documents and filings required thereunder in order to grant the Purchasers a security interest in the assets of the Company and the Subsidiaries, including all UCC-1 filing receipts.

“Subsequent Subscription Amount” means, as to the Purchaser, the aggregate amount of Eight Hundred Thousand Dollars ($800,000) to be paid for the $800,000 Amended and Restated Notes and Subsequent Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Closing Date” means the Trading Day on which all of the Agreement, Registration Rights Agreement, Amended and Restated Notes and Subsequent Warrant have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subsequent Subscription Amount and (ii) the Company’s obligations to deliver the Amended and Restated Notes and Subsequent Warrant, in each case, have been satisfied or waived.

“Subsequent Warrant” shall mean the Common Stock purchase warrants delivered to the Purchaser on the Subsequent Closing Date in accordance with Section 2.4(b)(i)(B) hereof, which Subsequent Warrants shall be exercisable immediately and have a term of exercise equal to five years, in the form of Exhibit E attached hereto.

“Subsidiary” means any subsidiary of the Company.

“Townsville”: The store anticipated to be opened by the Company, located in Townsville, Australia operating under Hoot Townsville Pty. Ltd.

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“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Markets (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Initial Note, the Amended and Restated Notes, the Initial Warrant, the Subsequent Warrant, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Securities Transfer Corporation and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Initial Note and Amended and Restated Notes and upon exercise of the Initial Warrant and Subsequent Warrant and issued and issuable in lieu of the cash payment of interest on the Initial Note and Amended and Restated Notes in accordance with their terms.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Initial Warrant and Subsequent Warrant.

ARTICLE II.

PURCHASE AND SALE

2.1          Closing.

(a)          Initial Closing. On or before the Initial Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, the Initial Note. The Purchaser has delivered to his attorneys trust account the sum of $200,000, and, on the Initial Closing Date, the Company shall deliver to the Purchaser its Initial Note and Initial Warrant, as determined pursuant to Section 2.4(a)(i), and the Company and the Purchaser shall deliver the other items set forth in Section 2.4(a) deliverable at the Initial Closing. Upon receipt of the original manually signed Initial Note and Initial Warrant and an executed Agreement and Registration Rights Agreement, the Purchaser shall cause his attorneys to wire transfer $200,000 to the Company that day or if the wire deadline has passed the next business day. The Purchaser’s attorneys have sent an email confirmation to the Company’s attorneys confirming this agreement. Upon satisfaction of the covenants and conditions set forth in Sections 2.4 and 2.5, the Initial Closing shall occur at the offices of Ruskin Moscou Faltischek, P.C., 1425 RXR Plaza, 15th Floor, East Tower, Uniondale, New York 11556, or such other location as the parties shall mutually agree.

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(b)          Subsequent Closing. On or before the Subsequent Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Amended and Restated Notes. Simultaneously with the issuance of the Amended and Restated Notes, the Initial Note shall be cancelled. On the Subsequent Closing Date, the Company shall deliver to the Purchaser its Amended and Restated Notes and Subsequent Warrant, as determined pursuant to Section 2.4(b)(i), and the Company and the Purchaser shall deliver the other items set forth in Section 2.4(b) deliverable on the Subsequent Closing Date. If the initial Purchaser has assigned all or a portion of the $1,000,000, the additional Purchasers shall execute the Purchaser’s signature page to this Agreement and complete and execute Exhibit F to this Agreement. Upon receipt of the original manually signed Amended and Restated Notes and Subsequent, the Purchaser shall cause his attorneys to wire transfer $800,000 to the Company that day or if the wire deadline has passed the next business day. Upon satisfaction of the covenants and conditions set forth in Sections 2.4 and 2.5, the Closing shall occur at the offices of Ruskin Moscou Faltischek, P.C., 1425 RXR Plaza, 15th Floor, East Tower, Uniondale, New York 11556, or such other location as the parties shall mutually agree. Provided, however, that if the Subsequent Closing Date does not take place on or prior to February 27, 2015, neither the Company nor the Purchaser shall have any further obligations or liability with respect to this Agreement, and the Initial Note shall remain outstanding as an unsecured obligation of the Company in accordance with its terms.

2.2          Use of Proceeds. The proceeds of advances under the Initial Note and Amended and Restated Notes shall be used for the purposes set forth on Schedule 2.2 hereto (the “Use of Proceeds”).

2.3          Security Interest. Upon the occurrence of the Subsequent Closing, as security for the payments due under the Amended and Restated Notes, the Company hereby pledges, hypothecates, assigns, transfers, and hereby grants to the Purchaser a continuing security interest (the “Security Interest”) as follows: (i) a first priority security interest in and to the assets located at Townsville and Just Fresh #7; (ii) a second priority security interest in the Remaining AU Assets; and (iii) a third priority security interest in and to all assets of the Company subordinated to the Company’s current senior bank loan and FMF which shall not exceed the balance as of the date of this agreement which is $1,200,000 and $5,000,000 respectively.

Purchaser shall work with the Company and Company’s counsel to file the necessary filings representing Purchaser’s security interests in the Collateral Assets and Remaining AU Assets.

Upon payment in full of the Amended and Restated Notes and all accrued and unpaid interest thereunder, the Purchaser shall execute and deliver to the Company (or, in the absence of same, hereby authorizes the Company to file on the Purchaser’s behalf) such releases of lien, form UCC-3 and other documents that the Company may reasonably require in order to release the security interest hereby granted to the Purchaser relating to the third priority security interest in and to all assets of the Company.

For clarification purposes only, the Security Interest set forth in this Section 2.3 shall apply only if the Subsequent Closing occurs. Unless and until the Subsequent Closing occurs as provided in Section 2.1(b), above, the Initial Note shall remain outstanding as an unsecured obligation of the Company in accordance with its terms.

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2.4          Deliveries.

(a) Initial Closing.

(i)                 On or prior to the Initial Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(A)	this Agreement duly executed by the Company;

(B)	the Initial Note, in the principal amount of $200,000 registered in the name of the Purchaser;

(C)	the Initial Warrant in the name of the Purchaser to purchase 80,000 shares of Common Stock of the Company with an exercise price equal to $2.50, subject to adjustment therein;

(D)	the Registration Rights Agreement duly executed by the Company.

(ii)                On or prior to the Initial Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(A)	this Agreement duly executed by such Purchaser;

(B)	such Purchaser’s Initial Subscription Amount by wire transfer to the account specified in writing by the Company;

(C)	the Registration Rights Agreement duly executed by such Purchaser; and

(D)	an Accredited Investor Questionnaire annexed hereto as Exhibit F duly executed by such Purchaser.

(b) Subsequent Closing.

(i)                 On or prior to the Subsequent Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(A)	the Amended and Restated Notes, in the principal amount of $1,000,000 registered in the name of the Purchaser;

(B)	the Subsequent Warrant in the name of the Purchaser to purchase 320,000 shares of Common Stock of the Company with an exercise price equal to $2.50, subject to adjustment therein;

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(C)	the Security Documents duly executed by the parties thereto; and

(D)	a Certificate of its Chief Executive Officer or other duly authorized officer of the Company that the representations and warranties of the Company contained in Section 3.1 continue to be true and correct.

(iii)        On or prior to the Subsequent Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(A)	such Purchaser’s Subsequent Subscription Amount by wire transfer to the account specified in writing by the Company;

(B)	the Security Documents duly executed by such Purchaser;

(C)	an Accredited Investor Questionnaire annexed hereto as Exhibit F duly executed by such Purchaser;

(D)	the void and cancelled Initial Note; and

(E)	the executed Signature Page and Exhibit F.

2.5          Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Initial Closing and Subsequent Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects on the applicable Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)        the delivery by the Purchaser of the items set forth in Section 2.4(a)(ii) and 2.4(b)(ii) of this Agreement.

(b)          The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

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(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)        the delivery by the Company of the items set forth in Section 2.4(a)(i) and 2.4(b)(i) of this Agreement;

(iv)        there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)         from the date hereof to the applicable Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

2.6          Repayment. The parties acknowledge and agree that the Company (i) will receive sixty (60%) percent of the Net Income from the Collateral Assets upon the commencement of operations at such locations; and (ii) receives sixty (60%) percent of the Net Income from the Remaining AU Assets. After the Subsequent Closing Date, and at such time as the Company begins to receive payments from such Net Income from the Collateral Assets and Remaining AU Assets and until the principal amount of the Amended and Restated Notes and all accrued and unpaid interest of the Initial Note and Amended and Restated Notes are repaid in full, it shall pay to the Purchaser, within five (5) days of receipt of same: (A) eighty (80%) percent of payments of Company’s portion of Net Income from the Collateral Assets; and (B) fifty (50%) percent of the Company’s portion of Net Income from the Remaining AU Assets; Such payments shall first be applied to interest and all remaining payments shall be applied to principal; provided, however, that the payments required under this Section 2.5 shall be made by the Company only after it has paid to FMF all required principal and interest payments in accordance with Schedule I hereto, however, all Net Income from the Collateral Assets shall only be available to the Purchaser and FMF shall have no claim or priority to their Net Income. The Company agrees, after the Subsequent Closing Date, it shall pay not less than 10% of the net funds raised in all equity or debt offerings of the Company toward any outstanding principal and interest owed to the Purchaser hereunder.

2.7          Board Rights.         After the Subsequent Closing Date, the Purchaser shall have the right to appoint one person to the Company’s Board of Directors as long as the Initial Note, Amended and Restated Notes and/or Initial Warrants and Subsequent Warrants are outstanding.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser:

(a)          Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

(b)          Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform it obligations under the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note and the Warrant and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company’s board of directors and no further consent or authorization of the Company, its board of directors, or its stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign the Transaction Documents and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Transaction Documents, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

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(c)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary (other than the Lien granted pursuant to the Security Documents), or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, (iii) if applicable, the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, and (v) the filings necessary to perfect the Security Interests (collectively, the “Required Approvals”).

(e)          Issuance of the Securities.  The Conversion Shares and Warrant Shares, when issued, are duly authorized and reserved for issuance and, upon conversion of the Initial Note, Amended and Restated Notes, Initial Warrant and Subsequent Warrant in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

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(f)          Capitalization. As of the December 17, 2014, the authorized capital stock of the Company consists of 45,000,000 shares of Common Stock, of which 7,240,333 shares are issued and outstanding. All of such outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the date of this Agreement, except as set forth in the SEC Documents (as hereinafter defined) (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Note, the Warrant or the Conversion Shares.

(g)          SEC Reports; Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2014, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is subject to the reporting requirements of the Exchange Act.

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(h)          Absence of Certain Changes. Since September 30, 2014, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or Exchange Act reporting status of the Company or any of its subsidiaries.

(i)          Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(j)           Permits; Compliance. The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since September 30, 2014, neither the Company nor any of its subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

(k)          Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

(l)          No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

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3.2          Representations and Warranties of the Purchaser. The Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)          Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to distribution or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)          Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Note it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

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(d)          Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          Purchaser acknowledges that the Purchaser has been offered the opportunity to obtain information, to verify the accuracy of the information received by Purchaser, to evaluate the merits and risks of this investment and to ask questions and receive satisfactory answers concerning the terms and conditions of this investment. The Company has made its officers available to the undersigned to answer questions concerning the Company and the investment being made hereby. Purchaser has received and has carefully read and considered the Use of Proceeds, and the Company’s filings with the SEC for at least the last twelve months. In evaluating the suitability of an investment in the Company, Purchaser has not relied upon any representations or other information (whether oral or written) received from the Company, its officers, directors, agents, attorneys, accountants, employees or representatives, except information set forth in this Agreement, the Use of Proceeds or information that is filed with the SEC or obtained from the Company in order to verify such information.

(f)           Purchaser understands that its purchase of the Securities may have tax consequences and that Purchaser must retain its own professional advisors to evaluate the tax and other consequences of an investment in the Securities. Purchaser has independently evaluated the merits of its decision to purchase Securities, and Purchaser confirms that it has been afforded the opportunity to consult with its business, tax and/or legal counsel in making such decision and has availed itself of that opportunity to the extent deemed advisable by Purchaser.

(g)            The execution, delivery and performance of this Agreement by Purchaser will not result in any violation of, or conflict with, or constitute a default under, any of Purchaser’s articles of incorporation or by-laws, if applicable, or any agreement to which Purchaser is a party or by which it is bound.

(h)          No consent from any other person is required in order for Purchaser to execute this Agreement and perform its obligations hereunder, or such consent has been obtained and a copy has been provided to the Company.

(i)          Purchaser has kept confidential the existence of the Transaction Documents and the information contained therein or made available in connection with any further investigation of the Company.

(j)          Purchaser’s representations and warranties contained in this Agreement and contained in the Accredited Investor Questionnaire accompanying this Agreement do not contain any untrue statement of a material fact. Purchaser understands that the Company is relying upon the truth and accuracy of the representations, warranties and agreements of Purchaser set forth herein and therein in making its determination that the sale of the Securities is exempt from registration under the Securities Act and state securities laws.

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(k)          Purchaser is not subscribing for the Securities as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or general meeting.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)          If permitted by applicable law, certificates evidencing the Underlying Shares shall not contain a restrictive legend: (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 or Section 4(a)(1) under the Securities Act, (iii) if such Underlying Shares are eligible for sale under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). If permitted by applicable law the Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly if required by the Transfer Agent to effect the removal of the legend hereunder. If permitted by applicable law, and if all or any portion of the Note is converted or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or Section 4(a)(1) under the Securities Act or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following any of the events set forth in (i)-(iv) above or at such time as such legend is no longer required, it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends, in addition, the Company shall deliver such Purchaser a copy of such opinion, the instruction letter to the Transfer Agent, the resolution of the Board of Directors authorizing the Transaction Documents and any additional supporting documentation as may be requested by the Purchaser in order to deposit Underlying Shares in accounts with its prime broker (or other brokerage account).

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4.2          Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the after the Closing Date, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) on the fourth Trading Day following the Closing Date, file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and any registration statement contemplated by the Registration Rights Agreement and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b)

4.3          [RESERVED]

4.4          Reservation and Listing of Securities.

(a)          The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)          If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c)          The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchaser evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

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ARTICLE V.

MISCELLANEOUS

5.1          Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.2          Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4          Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5          Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

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5.7          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.8          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.

5.9          Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities

5.10        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.11        Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

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5.12        Waiver Of Jury Trial. In any action, suit, or proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

ARTICLE VI.

PAYMENTS MADE AFTER THE LOAN IS REPAID

6.1          Payment after the Maturity Date. After the Subsequent Closing Date, and commencing after the Amended and Restated Notes is repaid in full, including all principal and accrued interest, the Purchaser shall receive monthly payments from the Company in the following amounts:

(a)          The Purchaser will be paid an amount, in perpetuity equal to fifty (50%) percent of the monthly Net Income that the Company receives from its sixty (60%) percent ownership interest in Townsville and Just Fresh #7; provided however that such monthly payment shall not be less than the amount of the average of the prior 12 month period of the actual Net Income of the Collateral Assets.

(b)          The Purchaser will also receive fifty (50%) percent of the sale proceeds received by the Company in the event that Townsville and/or Just Fresh #7 are sold; provided however should the Company close or liquidate the business or affairs of Townsville and/or Just Fresh #7 within a five (5) year period commencing on the Closing Date, then Company shall pay Purchaser a monthly amount equal to the average Net Income generated by the Collateral Assets from their opening until their closing or liquidation; and provided further that Company shall pay Purchaser such amount in thirty-six (36) equal installments.

ARTICLE VII.

ADDITIONAL COVENANTS

7.1         The Company agrees that, after the Subsequent Closing Date, it shall be restricted from the assumption of additional debt related to the Collateral Assets, without the Purchaser’s prior written approval.

7.2          The Company shall advise the Purchaser of its intention to retain any investment banks prior to such engagement and shall permit the Purchaser to provide input into any such engagement.

7.3         The Company agrees that after the Subsequent Closing Date all Revenue and Net Income relating to Townsville, Just Fresh #7 and the Remaining AU Assets will be held in a segregated account from all other revenue generated by other assets of the Company.

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7.4         The Company agrees that after the Subsequent Closing Date it will be restricted from entering into any investor relations contract until January 1, 2016 without the Purchaser’s prior approval.

7.5         The Company agrees that, until the date all accrued and unpaid interest of the Amended and Restated Notes is paid in full, and/or the Company sells, liquidates or closes Townsville and Just Fresh #7, the Purchaser shall be provided, on a monthly basis, the prior twelve (12) months of the Financial Statements and the Projected Financial Statements, showing the monthly payments made in connection therewith. Purchaser hereby acknowledges that (a) Company’s Financial Statement may contain material non-public information regarding Company, and (b) it is aware, and it will advise any and all of its employees who are informed as to the matters which are the subject of this Agreement, that the United States securities laws prohibit any person who has received from an issuer material non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

7.6         The Company shall provide the Purchaser copies of all documentation governing the Company’s senior bank facility and the FMF facility.

7.7         Company covenants and agrees that it shall take all commercially reasonable steps, including but not limited to conducting sales of its securities and or assets in order to make timely payments of any or all of the principal amount of the Initial Note and Amended and Restated Notes and interest due thereunder to the Purchaser when such payments are due.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Chanticleer Holdings, inc.			Address for Notice:
7621 Little Avenue, Suite 414
Charlotte, NC 28226

By:	/s/ Michael D. Pruitt		Fax: (704) 366-2463
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Carl Caserta

Signature of Authorized Signatory of Purchaser: /s/ Carl Caserta

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]

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SCHEDULE 2.2

Use of Proceeds

$200,000 for Purchase of Initial Note

(A)	$170,000 for working capital of the Company
(B)	$30,000 to DRC Partners, LLC for consulting and investor relations services

Additional $800,000 for Purchase of Amended and Restated Notes

(A)	$641,000 for working capital of the Company
(B)	$159,000 to DRC Partners, LLC for consulting and investor relations services

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